UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2011

                                BOOKS-A-MILLION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

402 Industrial Lane
Birmingham, Alabama                                                                                                                      35211
 (Address of principal executive offices, including zip code)

(205) 942-3737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)    On August 23, 2011, the Board of Directors of Books-A-Million, Inc. (the “Company”) promoted Terrance G. Finley, formerly the Executive Vice President/Chief Merchandising Officer of the Company and President of the Company’s Merchandising Group, to become the President and Chief Operating Officer of the Company, effective immediately.  Mr. Finley, age 57, has served as Executive Vice President/Chief Merchandising Officer of the Company since August 2009 and as President of the Company’s Merchandising Group since October 2005.  Mr. Finley served as Executive Vice President of the Company from October 2001 to October 2005.  Mr. Finley served in various other capacities in the merchandising department from April 1994 to December 1998.  Mr. Finley served as the General Manager of Book$mart from February 1992 to April 1994.  Prior to joining the Company, Mr. Finley served as the Vice President – Sales for Smithmark Publishers.  Mr. Finley was appointed to the Board of Directors of Hibbett Sports, Inc., a sporting goods retailer, on March 14, 2008.  In connection with Mr. Finley’s promotion, Clyde B. Anderson relinquished the title of President.  Mr. Anderson will continue to serve as Chief Executive Officer of the Company and Chairman of the Board of Directors of the Company.

Mr. Finley does not have a fixed term of office and will serve as the President and Chief Operating Officer of the Company at the pleasure of the Board of Directors.  Mr. Finley’s annual base salary will remain at $335,000.  On August 23, 2011, the Board of Directors approved an increase under the Company’s annual cash bonus program of Mr. Finley’s total bonus potential from 85% to 100% of his base salary.  Mr. Finley is eligible to receive discretionary bonuses and to participate in the Company’s 2005 Incentive Award Plan and Executives’ Deferred Compensation Plan, as well as the Company’s regular benefit plans and programs.  There is no written employment agreement between Mr. Finley and the Company.  There are no arrangements or understandings between Mr. Finley and any other person pursuant to which he was appointed President and Chief Operating Officer.  There is no family relationship between Mr. Finley and any of the Company’s directors or officers.  There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

The Board of Directors also appointed James Turner, formerly the Company’s Vice President/Real Estate, to become the Company’s Executive Vice President/Real Estate and Business Development, effective immediately.  Mr. Turner, age 48, has served as the Company’s Vice President/Real Estate since June 2003.  Prior to 2003, Mr. Turner held several positions in the Company’s finance department, including Controller.  Before joining the Company, Mr. Turner served as a Division Controller for Belk, Inc.

Mr. Turner does not have a fixed term of office and will serve as the Company’s Executive Vice President/Real Estate and Business Development at the pleasure of the Board of Directors.  On August 23, 2011, the Board of Directors approved an increase in the annual base salary for Mr. Turner from $190,000 to $220,000 and an increase in the annual bonus potential for Mr. Turner from $142,500 to $165,000.  Mr. Turner is eligible to receive discretionary bonuses and to participate in the Company’s 2005 Incentive Award Plan and Executives’ Deferred Compensation Plan, as well as the Company’s regular benefit plans and programs.  There is no written employment agreement between Mr. Turner and the Company.  There are no arrangements or understandings between Mr. Turner and any other person pursuant to which he was appointed Executive Vice President/Real Estate and Business Development.  There is no family relationship between Mr. Turner and any of the Company’s directors or officers.  There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 8.01.                      Other Events.

On August 29, 2011, the Company issued a press release announcing the promotions of Mr. Finley and Mr. Turner, as described above.  The press release is attached as Exhibit 99.1 to this Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit
99.1	Press Release dated August 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ Brian W. White
Brian W. White Chief Financial Officer

Dated: August 29, 2011